                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                           SILICON VALLEY GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                           SILICON VALLEY GROUP, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 22, 1996

     The Annual Meeting of Stockholders of SILICON VALLEY GROUP, INC., a Delaware corporation (the "Company"), will be held at the Company's principal executive offices located at 101 Metro Drive, San Jose, California, on Thursday, February 22, 1996, at 3:00 p.m., Pacific Time, for the following purposes:

          1. To elect five directors.

          2. To approve an amendment to the Company's Certificate of Incorporation authorizing an increase of authorized stock from 40,000,000 to 100,000,000.

          3. To approve the adoption of the Company's 1996 Employee Stock Purchase Plan and to reserve 1,000,000 shares for issuance thereunder.

          4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on December 22, 1995 will be entitled to vote at the meeting.

                                          By Order of the Board of Directors

                                          LARRY W. SONSINI
                                          Secretary

San Jose, California
January 17, 1996

     IMPORTANT: TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING PLEASE FILL IN, DATE, SIGN AND MAIL PROMPTLY THE ENCLOSED PROXY IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY CHOOSE TO VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                           SILICON VALLEY GROUP, INC.
                                101 METRO DRIVE
                           SAN JOSE, CALIFORNIA 95110

                                PROXY STATEMENT

GENERAL

     The accompanying proxy is solicited by the Board of Directors of Silicon Valley Group, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on February 22, 1996, at 3:00 p.m., Pacific Time, or at any adjournment thereof. The meeting will be held at the Company's principal executive offices located at 101 Metro Drive, San Jose, California 95110. At the meeting, only stockholders of record at the close of business on December 22, 1995 will be entitled to vote. On that date, the Company's outstanding capital stock consisted of 29,268,078 shares of Common Stock.

     This Proxy Statement and form of proxy were first sent or given to stockholders on or about January 17, 1996, together with the Company's 1995 Annual Report to Stockholders.

VOTING AND SOLICITATION

     Each stockholder is entitled to one vote for each share of Common Stock held on all matters presented at the meeting. However, if any stockholder at the meeting and prior to the voting gives notice of the stockholder's intention to cumulate votes for the election of directors, then all stockholders may (i) cumulate their votes and give any one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which their shares are entitled; or (ii) distribute their votes on the same principle among as many candidates as they choose, up to a maximum of five candidates.

     The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, telegraph or special letter.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

QUORUM; ABSTENTIONS; BROKER NON-VOTES

     The required quorum for the transaction of business at the Annual Meeting is a majority of the votes eligible to be cast by holders of shares of Common Stock issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST" or "WITHHELD FROM" a matter are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the Annual Meeting (the "Votes Cast") with respect to such matter.

     While there is no definitive statutory or case law authority in Delaware as to the proper treatment of abstentions, the Company believes that abstentions should be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of Votes Cast with respect to a proposal (other than the election of directors). In the absence of controlling precedent to the contrary, the Company intends to treat abstentions in this manner. Accordingly, abstentions will have the same effect as a vote against the proposal.

     In a 1988 Delaware case, Berlin v. Emerald Partners, the Delaware Supreme Court held that, while broker non-votes should be counted for purposes of determining the presence or absence of a quorum for the transaction of business, broker non-votes should not be counted for purposes of determining the number of Votes Cast with respect to the particular proposal on which the broker has expressly not voted. Accordingly, the Company intends to treat broker non-votes in this manner. Thus, a broker non-vote will not affect the outcome of the voting on a proposal (other than the amendment to the Certificate of Incorporation).

                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

     Management proposes election of the five persons named below as directors of the Company for the coming year. The proxy holders named in the accompanying proxy intend, unless authorization to do so is withheld, to vote for the election of the five named persons. If a person other than a management nominee is nominated, the proxy holders may choose to cumulate their votes and allocate them among such nominees of management as the proxy holders shall determine in their discretion in order to elect as many nominees of management as possible. The five candidates receiving the highest number of votes will be elected. The proxy holders have also advised that, in the event any nominee is unavailable for election, which is not currently anticipated, they may vote in accordance with their judgment for the election of substitute nominees designated by the Board. The Company's By-laws provide for a minimum of four and a maximum of seven directors. The Board currently consists of five persons. Each nominee will hold office until the next annual meeting of stockholders or until such nominee's successor is duly elected and qualified to serve, unless sooner removed in accordance with applicable law.

     The following table sets forth information concerning the nominees for director.

                                YEAR     DIRECTOR
             NAME               BORN      SINCE                  PRINCIPAL OCCUPATION
------------------------------  ----     --------    ---------------------------------------------
Papken S. Der Torossian(3)....  1938       1984      Chairman of the Board of Directors since
                                                     1991; Director since 1984; Chief Executive
                                                     Officer since February 1986; President from
                                                     1984 to 1991. Mr. Der Torossian has
                                                     previously held a variety of management and
                                                     executive positions, including 12 years in
                                                     engineering management at Hewlett-Packard Co.
William A. Hightower(1)(2)....  1943       1994      President and Chief Executive Officer of
                                                     Telematics International, Inc. Prior to
                                                     joining Telematics in 1989, Mr. Hightower was
                                                     Vice Chairman and Chief Executive Officer of
                                                     American Transtech, a subsidiary of AT&T
                                                     Corp. Mr. Hightower also serves as a director
                                                     of Jotan, Inc.
William L. Martin(1)(2)(3)....  1923       1986      Private investor; Chief Executive Officer of
                                                     Plantronics, Inc. prior to his retirement in
                                                     1980; founder and chief executive officer of
                                                     Zehntel, Inc. until 1978.
Larry W. Sonsini(2)...........  1941       1991      Member and Chairman of the Executive
                                                     Committee of Wilson Sonsini Goodrich &
                                                     Rosati, attorneys. Mr. Sonsini also serves as
                                                     a director of Lattice Semiconductor
                                                     Corporation, Novell, Inc. and PIXAR.

                                YEAR     DIRECTOR
             NAME               BORN      SINCE                  PRINCIPAL OCCUPATION
------------------------------  ----     --------    ---------------------------------------------
Nam P. Suh(3).................  1936       1994      Cross Professor of Manufacturing and
                                                     Mechanical Engineering. Head of the
                                                     Department of Mechanical Engineering and
                                                     Director of the Manufacturing Institute at
                                                     the Massachusetts Institute of Technology.
                                                     Dr. Suh is also the Founder and a member of
                                                     the Board of Axiomatics Corporation, and
                                                     serves as Co-Editor-in-Chief of Robotics and
                                                     Computer-Integrated Manufacturing.

---------------
(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of Technical Advisory Committee.

     See also "Stock Ownership of Certain Beneficial Owners and Management." A description of the business experience of the other executive officers of the Company is contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 filed with the Securities and Exchange Commission. There are no family relationships between any of the Company's directors or executive officers.

     During fiscal 1995, the Board of Directors held nine meetings. In April 1995, John McBennett, a nominee of Perkin-Elmer to the Board of Directors, resigned as a result of the contractual relationship between the Company and Perkin-Elmer no longer requiring such representation.

     The standard committees of the Board include an Audit Committee, a Compensation Committee and, beginning in fiscal 1995, a Technical Advisory Committee. There is no Nominating Committee.

     The Audit Committee held one meeting in fiscal 1995. The functions of the Audit Committee include recommending appointment of the Company's independent auditors to the Board of Directors and reviewing (i) the scope of the independent auditors' annual audit and their compensation; (ii) the general policies and procedures of the Company with respect to internal auditing, accounting and financial controls; and (iii) any change in accounting principles, significant audit adjustments proposed by the auditors and any recommendations that the auditors may have with respect to policies and procedures.

     The Compensation Committee held two meetings in fiscal 1995. The Compensation Committee monitors the nature and levels of compensation paid by the Company to its executive personnel and administers the Company's stock option plans and employee stock purchase plan.

     The Technical Advisory Committee held two meetings in fiscal 1995. The Technical Advisory Committee is responsible for monitoring and assessing the state of the Company's technical operations.

     During fiscal 1995 (or such portion of fiscal 1995 during which a director served as a member of the Board of Directors), no director attended fewer than 75 percent of the aggregate of (i) the total number of meetings of the Board of Directors held and (ii) the total number of meetings held by all committees of the Board of Directors on which such director served.

                                 PROPOSAL TWO:

             APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION

     The Company's Certificate of Incorporation, as currently in effect (the "Certificate"), provides that the Company is authorized to issue two classes of stock: 40,000,000 shares of Common Stock, $0.01 par value per share; and 1,000,000 shares of Preferred Stock. On October 19, 1995, the Board of Directors authorized an amendment to the Certificate to increase the authorized number of shares of Common Stock from 40,000,000 to 100,000,000 shares. The stockholders are being asked to approve at the Annual Meeting such amendment to the Certificate. Under the proposed amendment, the first paragraph of Article IV of the Restated Certificate of Incorporation would be amended to read as follows:

     Capitalization. This corporation is authorized to issue two classes of shares, designated "Common Shares" and "Preferred Shares," respectively. The number of Common Shares authorized to be issued is 100,000,000, and the par value of each such share is $0.01. The number of Preferred Shares authorized to be issued is 1,000,000, and the par value of each such share is $0.01.

     The Company currently has 40,000,000 authorized shares of Common Stock. As of December 1, 1995, 29,268,220 shares of Common Stock were issued and outstanding. In addition, 2,161,224 shares of Common Stock were reserved for future grant or for issuance upon the exercise of outstanding options under the Option Plan, 298,730 shares of Common Stock were reserved for issuance under the Company's Employee Stock Purchase Plan (the "Purchase Plan") and 1,750,000 shares of Common Stock were reserved for issuance upon exercise of a warrant held by SEMATECH, Inc.

PURPOSE AND EFFECT OF THE AMENDMENT

     The principal purpose of the proposed amendment to the Certificate is to authorize additional shares of Common Stock which will be available in the event the Board of Directors determines that it is necessary or appropriate to permit future stock dividends or stock splits, to raise additional capital through the sale of securities, to acquire other companies or their businesses or assets or to establish strategic relationships with corporate partners. The Board of Directors has no present agreement or arrangement to issue any of the shares for which approval is sought. If the amendment is approved by the stockholders, the Board of Directors does not intend to solicit further stockholder approval prior to the issuance of any additional shares of Common Stock, except as may be required by applicable law.

     The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. However, the Board will have the authority to issue authorized Common Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights.

POTENTIAL ANTI-TAKEOVER EFFECT

     The increase in the authorized number of shares of Common Stock and the subsequent issuance of such shares could have the effect of delaying or preventing a change in control of the Company without further action by the stockholders. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change in control of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of the Company. The Company has previously adopted certain measures that may have the effect of helping to resist an unsolicited takeover attempt, including provisions of the Certificate authorizing the Board to issue up to 1,000,000 shares of Preferred Stock with terms, provisions and rights fixed by the Board.

REQUIRED VOTE

     The approval of the amendment to the Certificate requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE.

                                PROPOSAL THREE:

           APPROVAL OF ADOPTION OF 1996 EMPLOYEE STOCK PURCHASE PLAN

     The Employee Stock Purchase Plan (the "Old Purchase Plan") was adopted by the Board of Directors of the Company in August 1986 and has been amended numerous times since then. Initially, 600,000 shares were reserved for issuance under the Purchase Plan. In October 1991 and February 1992, the Board of Directors and stockholders, respectively approved an increase of 600,000 shares bringing the number of shares issuable under the Purchase Plan to a total of 1,200,000. The Purchase Plan provides an opportunity and incentive for eligible employees to become stockholders of their Company.

     On October 19, 1995, the Board of Directors resolved to terminate the Old Purchase Plan, so that the offering period beginning April 1, 1995 is the last offering period under the Old Purchase Plan. At the same time, the Board of Directors resolved to adopt a new 1996 Employee Stock Purchase Plan (the "1996 Purchase Plan") and to reserve 1,000,000 shares for issuance thereunder, subject to obtaining approval of the stockholders of the Company.

     At the Annual Meeting, the stockholders are being requested to approve the 1996 Purchase Plan and the shares reserved for issuance thereunder.

REQUIRED VOTE

     The approval of the adoption of the 1996 Purchase Plan and the shares reserved for issuance thereunder requires the affirmative vote of a majority of the outstanding shares of Common Stock of the Company. An abstention or non-vote is not an affirmative vote and, therefore, will have the same effect as a vote against the proposal.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE 1996 PURCHASE PLAN AND THE RESERVATION OF SHARES THEREUNDER.

GENERAL

     The 1996 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code of 1986, as amended (the "Code"). See "Tax Information" below. The purpose of the 1996 Purchase Plan is to provide employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company at discounted prices through payroll deductions.

     As of December 1, 1995, approximately 2,100 employees would be eligible for the 1996 Purchase Plan.

ADMINISTRATION

     The 1996 Purchase Plan would be administered by the Compensation Committee.

ELIGIBILITY AND PARTICIPATION

     Any person who is employed by the Company or any designated subsidiary for a period of 30 days and who is customarily employed for at least 20 hours per week and at least five months per calendar year is eligible to participate in offerings under the 1996 Purchase Plan. Eligible employees become participants in the 1996 Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the applicable offering period. An employee who becomes eligible to participate in the 1996 Purchase Plan after the commencement of an offering period may not participate in the 1996 Purchase Plan until the commencement of the next offering period.

     Participation in the 1996 Purchase Plan is voluntary and is dependent on each eligible employee's election to participate and his or her respective determination as to the level of payroll deductions. Accordingly, future purchases under the 1996 Purchase Plan are not determinable.

     The following table represents the participation of the Named Executive Officers in the Old Purchase Plan in fiscal 1995:

                                 PLAN BENEFITS
                          EMPLOYEE STOCK PURCHASE PLAN
                                LAST FISCAL YEAR

                                                                                         PAYROLL
                                                          NUMBER OF                    DEDUCTIONS
                 NAME OF INDIVIDUAL OR                     SHARES        DOLLAR           AS OF
             IDENTITY OF GROUP AND POSITION               PURCHASED     VALUE(1)     FISCAL YEAR END
--------------------------------------------------------  ---------     --------     ---------------
Papken S. Der Torossian.................................     3,773      $ 84,874        $  25,874
  Chairman of the Board and Chief Executive Officer
Robert J. Richardson....................................       -0-           -0-            7,388
  Vice President, Silicon Valley Group, Inc. and
  President, Track Systems Division
Edward A. Dohring.......................................       -0-           -0-              -0-
  Vice President, Silicon Valley Group, Inc. and
  President SVG Lithography Systems, Inc.
Russell G. Weinstock....................................       -0-           -0-              -0-
  Vice President, Finance and Chief Financial Officer
Steven L. Jensen........................................       -0-           -0-            8,513
  Vice President, Worldwide Sales and Service
All current executive officers as a group (9 persons)...     3,773        84,874           85,989
All other employees as a group..........................    27,267       424,761          823,918

---------------
(1) Market value of shares on date of purchase, minus the purchase price under the Purchase Plan.

OFFERING DATES

     The 1996 Purchase Plan will be implemented by overlapping 12-month offering periods that commence on April 1 and October 1 of each year. The Board of Directors has the power to alter the duration of the offering periods without stockholder approval, if such change is announced at least 5 days prior to the commencement of the offering period to be affected.

PURCHASE PRICE

     Shares are purchased on the last business day of each offering period (a "purchase date") unless a participant withdraws from the offering period prior to such purchase date. The price per share at which shares are purchased in an offering under the 1996 Purchase Plan is the lower of (i) 85% of the fair market value of a share of Common Stock on the date of commencement of the 12-month offering period (the "Entry Price"); or (ii) 85% of the fair market value of a share of Common Stock on the purchase date (the "Ending Price").

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

     The purchase price of the shares is accumulated by payroll deductions over the offering period. Under the 1996 Purchase Plan, deductions may not exceed 10% of a participant's compensation, including amounts deferred in multiple offering periods under the 1996 Purchase Plan and/or the Old Purchase Plan. A participant may not make additional contributions to his or her account.

PURCHASE OF STOCK; EXERCISE OF OPTION

     By executing a subscription agreement to participate in the 1996 Purchase Plan, the employee is entitled to have shares placed under option to him or her that are exercisable cumulatively at the end of each offering period. Subject to Code limits, the maximum number of shares subject to option to a participant at the beginning of the offering period is that number determined by dividing the amount accumulated in such participant's account during the offering period by the lower of the (i) Entry Price or (ii) Ending Price. See also "Payment of Purchase Price; Payroll Deductions" above.

     Unless the employee's participation is discontinued prior to a purchase date, his or her option for the purchase of shares will be exercised automatically at the end of the offering period at the applicable price.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

     A participant's interest in a given offering period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the 1996 Purchase Plan. Such withdrawal may be made at any time prior to the end of the applicable offering period. A participant's withdrawal from one offering period does not have any effect upon such participant's eligibility to participate in subsequent offerings under the 1996 Purchase Plan (except that certain restrictions may be imposed on officers and directors pursuant to Rule 16b-3). Upon withdrawal from an offering period, all payroll deductions that have been credited to the participant's account and that have not been applied toward the purchase of shares of Common Stock within such offering period will be returned to the participant without interest.

     Termination of a participant's employment for any reason, including failure to be scheduled to work at least 20 hours per week, retirement or death, cancels the participant's participation in the 1996 Purchase Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to such participant or to his or her beneficiaries without interest.

CAPITAL CHANGES

     In the event any change is made in the Company's capitalization, such as a stock split or payment of a stock dividend, which change results in an increase or decrease in the number of shares of Common Stock outstanding without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price and in the number of shares subject to options outstanding under the 1996 Purchase Plan, as well as in the number of shares reserved for issuance under the 1996 Purchase Plan.

     In the event of a sale or merger of the Company to or into another corporation, the offering periods then in progress shall be shortened and shall terminate immediately prior to the consummation of such transaction.

AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may at any time amend or terminate the 1996 Purchase Plan. No such termination or amendment may affect previously granted purchase rights. Amendments to the 1996 Purchase Plan or to options thereunder that would adversely affect the rights of any participant under an option theretofore granted may be effective as to such options only if the participant's consent is obtained. No amendment may be made to the 1996 Purchase Plan without approval of the stockholders of the Company if stockholder approval of such amendment is necessary and desirable to comply with Section 423 of the Code or with Rule 16b-3, or any successor rule.

TAX INFORMATION

     The 1996 Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Upon disposition of the shares, the participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

     If the shares have been held by the participant for more than two years after the first day of the offering period and for more than one year after the date of purchase, the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase period or (ii) 15% of the fair market value of the shares at the date of commencement of the offering period, will be treated as ordinary income. If the shares are sold and the sale price is less than the purchase price, there is no ordinary income and the participant has a capital loss for the difference. If the shares are disposed of before the expiration of these holding periods, the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

     Different rules may apply with respect to participants subject to Section 16 of the Exchange Act.

     The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon disposition of shares prior to the expiration of the holding periods described above.

     The foregoing is only a brief summary of the effect of federal income taxation upon the participant and the Company with respect to the shares purchased under the 1996 Purchase Plan, does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of December 1, 1995 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock;
(ii) each director of the Company; (iii) each of the four most highly paid executive officers of the Company earning more than $100,000 in fiscal 1995 (the "Named Executive Officers") and (iv) all directors and executive officers of the Company as a group:

                                                                       AMOUNT AND
                                                                  NATURE OF BENEFICIAL
                              NAME                                     OWNERSHIP           PERCENT(1)
----------------------------------------------------------------  --------------------     ----------
SEMATECH, Inc. .................................................        1,750,000(2)          5.64
  2706 Metropolis
  Austin, TX 78741-6499
Waddell & Reed, Inc. ...........................................        1,745,100(3)          5.63
  6300 Lamar
  Shawnee Mission, KS 66201
Papken S. Der Torossian.........................................          383,995(4)          1.23
William A. Hightower............................................            2,000(5)             *
William L. Martin...............................................            4,800(6)             *
Larry W. Sonsini................................................            9,800(7)             *
Nam P. Suh......................................................            2,000(8)             *
Robert J. Richardson............................................            7,804(9)             *
Edward A. Dohring...............................................           17,500(10)            *
Russell G. Weinstock............................................           16,651(11)            *
Steven L. Jensen................................................           31,000(12)            *
All directors and executive officers as a group (13 persons)....          494,575(13)         1.58

---------------
  *  Less than 1%

 (1) Computed on the basis of 31,018,220 shares of Common Stock and shares of common stock issuable upon exercise of a warrant to purchase Common Stock at an exercise price of $13.625 per share as of December 1, 1995 plus, with respect to those persons holding options to purchase Common Stock exercisable within 60 days of December 1, 1995, the number of shares of Common Stock that are issuable upon exercise thereof.

 (2) Includes warrants to purchase 1,750,000 shares exercisable within 60 days after December 1, 1995.

 (3) Based on information received from Waddell & Reed, Inc.

 (4) Includes 240,215 shares subject to options which are exercisable within 60 days after December 1, 1995.

 (5) Includes 2,000 shares subject to options which are exercisable within 60 days after December 1, 1995.

 (6) Includes 3,300 shares subject to options which are exercisable within 60 days after December 1, 1995.

 (7) Includes 9,800 shares subject to options which are exercisable within 60 days after December 1, 1995.

 (8) Includes 2,000 shares subject to options which are exercisable within 60 days after December 1, 1995.

 (9) Includes 7,804 shares subject to options which are exercisable within 60 days after December 1, 1995.

(10) Includes 17,500 shares subject to options which are exercisable within 60 days after December 1, 1995.

(11) Includes 12,750 shares subject to options which are exercisable within 60 days after December 1, 1995.

(12) Includes 31,000 shares subject to options which are exercisable within 60 days after December 1, 1995.

(13) Includes 345,394 shares subject to options which are exercisable within 60 days after December 1, 1995.

COMPLIANCE WITH SECTION 16(A) FILING REQUIREMENTS

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, officers and beneficial owners of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of the copies of such reports received by it, or written representations from reporting persons, the Company believes that during the fiscal year ended September 30, 1995, its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

DIRECTOR COMPENSATION

     Directors' fees of $1,500 per Board meeting attended and a $2,500 quarterly retainer are paid to directors who are not employees of the Company. Directors are also reimbursed for reasonable expenses incurred in attending Board and committee meetings. Members of the Board committees who are not part of the Company's management receive $500 per committee meeting attended. During fiscal 1995, directors Martin and Sonsini, who were not employees of the Company, were each granted an option to purchase 5,000 shares of Common Stock pursuant to the Option Plan at a per share exercise price of $44.375 and $44.50, respectively. Upon his first becoming a director in October 1994, Dr. Suh was granted an option to purchase 10,000 shares of Common Stock pursuant to the Option Plan at a per share exercise price of $19.625. Upon his first becoming a director in December 1994, Mr. Hightower was granted an option to purchase 10,000 shares of Common Stock pursuant to the Option Plan at a per share exercise price of $19.5625. During fiscal 1995, Mr. Martin and Dr. Suh performed certain consulting services to the Company for which they received fees of $7,500 and $26,000, respectively.

EXECUTIVE EMPLOYMENT AGREEMENTS

     On August 1, 1994, the Company entered into a five-year employment agreement (the "Employment Agreement") with Papken S. Der Torossian, Chairman of the Board and Chief Executive Officer of the Company. The Employment Agreement provides for a base salary of $370,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time, and provides that Mr. Der Torossian shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Der Torossian's (i) termination of employment by the Company without cause; (ii) termination by the Company within twelve (12) months of a change in control;
(iii) death or disability; or (iv) voluntary termination due to a material reduction in salary or benefits or a material change in responsibilities or a requirement to relocate, Mr. Der Torossian shall be paid an amount equal to 200% of the base salary in effect on the date of such termination plus an amount equal to 200% of the aggregate bonus and car allowance, if any, paid to Mr. Der Torossian for the immediately preceding fiscal year or during the preceding twelve month period, whichever is greater.

     On October 3, 1994, the Company entered into an employment agreement expiring December 31, 1999 (the "Weinstock Agreement") with Russell G. Weinstock, Vice President of Finance, Chief Financial Officer and Assistant Secretary of the Company. The Weinstock Agreement provides for a base salary of $195,000 per annum, or such higher rate as the Company's Board of Directors may determine from time to time, along with such performance bonus amounts and car allowances, if any, as the Board shall authorize, in its discretion, from time to time (collectively, the "Base Compensation"), and provides that Mr. Weinstock shall be eligible to participate in the employee benefit plans and executive compensation programs maintained by the Company. In the event of Mr. Weinstock's (i) termination of employment by the Company without cause or (ii) death or disability, Mr. Weinstock shall be paid an amount equal to 150% of the Base Compensation in effect on the date of such termination. In the event that Mr. Weinstock is terminated by the Company within twelve (12) months of a change in control, Mr. Weinstock will be paid an amount equal to 200% of the Base Compensation in effect on the date of such termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee of the Board of Directors during fiscal 1995 were Messrs. Hightower, Martin, Pollack and Sonsini. All members are or were non-employee directors. Mr. Sonsini is a partner in and Chairman of the Executive Committee of Wilson Sonsini Goodrich & Rosati, Professional Corporation, a law firm based in Palo Alto, California. This firm serves as the Company's primary outside legal counsel. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

COMPENSATION COMMITTEE REPORT

     The Compensation Committee sets, reviews and administers the executive compensation program of the Company and is comprised of the individuals listed below, all of whom are non-employee directors of the Company. The role of the Compensation Committee is to establish and approve salaries and other compensation paid to the executive officers of the Company and to administer the Company's stock option plans and employee stock purchase plan.

     Compensation Philosophy. The Company's compensation philosophy is that cash compensation should be directly linked to the short-term performance of the Company and that longer-term incentives, such as stock options, should be aligned with the objective of enhancing stockholder value over the long term. The use of stock options clearly links the interests of the officers and employees of the Company to the interests of the stockholders. In addition, the Compensation Committee believes that the total compensation package must be competitive with other companies in the industry to ensure that the Company can continue to attract, retain and motivate key employees who are critical to the long-term success of the Company.

     As a result of federal tax legislation recently enacted, the Company will not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any fiscal year. No officer of the Company has received compensation in excess of $1 million to date. The Compensation Committee will continue to monitor this issue and will formulate a policy with respect to this limitation on deductibility when appropriate.

     Components of Executive Compensation. The principal cash components of executive compensation are base salary and cash bonuses.

     Base salary is set based on competitive factors and the historic salary structure for various levels of responsibility within the Company. The Compensation Committee annually conducts surveys of companies in the industry in order to determine whether the Company's executive base salaries are in a competitive range. Generally, salaries are set at the middle of the range. A significant portion of each executive's total compensation is intended to be variable and to relate to and be contingent upon Company performance.

     Bonuses are awarded annually to executive officers as recommended by the Chief Executive Officer and reviewed and approved by the Compensation Committee. In establishing the overall level of executive bonuses, the Compensation Committee considers data from surveys of the bonus amounts paid by other companies in similar businesses. The amount of bonus for each executive consists of an amount which is based upon the operating profit plan and cash flow objectives of the Company approved by the entire Board of

Directors at the beginning of the fiscal year. An additional smaller bonus is discretionary, based upon that executive meeting certain objectives set out for him relating to his area of activity. The operating profit and cash flow components of the bonus plan emphasize the Compensation Committee's belief that, when the Company is successful, the executive's compensation should be higher, but that, conversely, if the Company is not successful and is not profitable, bonuses should be minimal. Depending upon the level of the executive, the Company targets between 40% and 60% of the total compensation to be variable and based upon the Company meeting 100% of its budgetary performance plan. If performance fell below 70% of plan, no performance bonus would be paid. Each individual executive officer's bonus is determined, based upon the executive's base salary, profitability of the Company, attainment of cash flow objectives and the executive's individual performance.

     The principal equity component of executive compensation is the stock option program. Stock options are generally granted when an executive joins the Company and periodically thereafter. Options vary with the responsibility level of the executive. The initial option granted to the executive vests over a period of four or five years. This provides a method of retention and motivation for the senior level executives of the Company and also aligns senior management's objectives with long-term stock price appreciation. This approach is designed to encourage the creation of stockholder value over the long term since no benefit is realized from the stock option grant unless the price of the Common Stock rises over a number of years. In addition to the stock option program, all eligible employees of the Company may participate in a payroll deduction employee stock purchase plan pursuant to which stock may be purchased at 85% of the fair market value at the beginning or end of each one-year offering period (up to a maximum of $25,000 worth per calendar year or 10% of annual compensation, whichever is less).

     Other elements of executive compensation are participation in a Company-wide life insurance program as well as Company-wide medical benefits and the ability to defer compensation pursuant to a 401(k) plan. The Company makes matching contributions under the 401(k) plan based on the amount of the employee's compensation, up to a maximum of 3% of compensation.

     The Compensation Committee believes that the compensation levels of the Company's executive officers are competitive and in line with those of comparable companies.

                                          Compensation Committee of the Board of
                                          Directors

                                          William L. Martin, Chairman
                                          Larry W. Sonsini
                                          William A. Hightower

EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid during the last three fiscal years to the Company's Chief Executive Officer and to the four other Named Executive Officers:

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                               ANNUAL COMPENSATION(1)           ------------
                                        -------------------------------------   STOCK OPTION
                               FISCAL                          OTHER ANNUAL        GRANTS       ALL OTHER
 NAME AND PRINCIPAL POSITION    YEAR     SALARY    BONUS(2)   COMPENSATION(3)   (# OF SHS.)    COMPENSATION
-----------------------------  ------   --------   --------   ---------------   ------------   ------------
Papken S. Der Torossian......   1995    $444,133   $415,708       $ 4,620          150,000      $ 2,359(4)
  Chairman of the Board and     1994     370,000    342,361         4,620          250,000        1,961(5)
  Chief Executive Officer       1993     354,321    185,370         4,497          150,000        1,777(4)
Robert J. Richardson.........   1995     206,922    119,446         6,962           48,840       52,459(6)
  Vice President, Silicon
     Valley                     1994     184,230    107,443         6,029           20,000          570(4)
  Group, Inc. and President,    1993     174,039     63,720         3,281           10,000          539(4)
  Track Systems Division
Edward A. Dohring............   1995     213,172    123,054         4,620           30,000       13,735(6)
  Vice President, Silicon
     Valley                     1994     185,164    124,487         4,811           20,000        1,234(4)
  Group, Inc. and President,
     SVG                        1993     172,067     63,189         4,845           20,000        1,178(4)
  Lithography Systems, Inc.
Russell G. Weinstock.........   1995     213,173    132,487         4,620           30,000          832(4)
  Vice President of Finance
     and                        1994     183,462    114,352         4,868           25,000          658(4)
  Chief Financial Officer       1993     170,287     63,700         5,127           20,000          607(4)
Steven L. Jensen.............   1995     191,154    111,825         5,054           20,000          507(4)
  Vice President, Worldwide     1994     174,700    101,885         5,487           20,000          431(4)
  Sales and Service             1993     164,027     61,075         3,179           20,000          374(4)

---------------
(1) Excludes certain perquisites and other amounts, such as car allowance, which, for any executive officer, in the aggregate did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for such executive officer.

(2) Includes bonus amounts earned during the fiscal year indicated even if such amounts are paid in another fiscal year.

(3) Represents Company matching contributions to the named executive officer's 401(k) plan account.

(4) Represents split-life insurance premiums paid by the Company for the benefit of the named executive officer.

(5) Represents split-life insurance premiums paid by the Company for the benefit of the named executive officer. Does not include $226,877 in compensation resulting from loan interest forgiveness and tax reimbursement.

(6) For Messrs. Richardson and Dohring, represents $51,783 and $12,198, respectively, for relocation expenses and $676 and $1,537, respectively, for split-life insurance premiums paid by the Company for the benefit of such executive officers.

OPTIONS GRANTED AND OPTIONS EXERCISED IN THE LAST FISCAL YEAR

     The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during the last fiscal year, as well as options held by such officers as of September 30, 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL REALIZABLE VALUE
                                                                                AT ASSUMED ANNUAL RATES OF
                                            INDIVIDUAL GRANTS(1)                 STOCK PRICE APPRECIATION
                                --------------------------------------------       (THROUGH EXPIRATION
                                            % OF                                         DATE)(2)
                                            TOTAL     EXERCISE                  --------------------------
                                OPTION     OPTIONS     PRICE      EXPIRATION      5% PER
             NAME               GRANTS     GRANTED     ($/SH)        DATE          YEAR       10% PER YEAR
------------------------------  -------    -------    --------    ----------    ----------    ------------
Papken S. Der Torossian.......  150,000      20.4     $ 26.875      4/17/02     $1,641,000     $3,825,000
Robert J. Richardson..........   48,840       6.6       24.621      4/17/02        489,700      1,141,000
Edward A. Dohring.............   30,000       4.1       24.458      4/17/02        298,800        696,000
Russell G. Weinstock..........   30,000       4.1       24.458      4/17/02        298,800        696,000
Steven L. Jensen..............   20,000       2.7       26.875      4/17/02        218,900        510,000

---------------
(1) These options were granted under the Company's Option Plan in October, February and April of fiscal 1995 and have an exercise price equal to the fair market value of the Company's Common Stock as of the date of grant. Each of the options vests cumulatively over a period of four years from the date of grant.

(2) The Potential Realizable Values are calculated based on the fair market value on the date of grant, which is equal to the exercise price of options granted in fiscal 1995, assuming that the stock appreciates in value from the date of grant until the end of the option term at the annual rate specified (5% and 10%). Potential Realizable Values are net of the option exercise price. The assumed rates of appreciation are specified in rules of the Securities and Exchange Commission, and do not represent the Company's estimate or projection of its future stock price. Actual gains, if any, resulting from stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the option holder's continued employment through the exercise/ vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                     NUMBER OF
                                                                    UNEXERCISED            VALUE OF UNEXERCISED
                                                                 OPTIONS AT FISCAL                OPTIONS
                                   SHARES                             YEAR END             AT FISCAL YEAR END(1)
                                  ACQUIRED         VALUE        --------------------     -------------------------
             NAME                ON EXERCISE      REALIZED      VESTED      UNVESTED       VESTED        UNVESTED
-------------------------------  -----------     ----------     -------     --------     ----------     ----------
Papken S. Der Torossian........    329,285       $5,529,000     218,215      352,500     $6,653,000     $7,781,000
Robert J. Richardson...........     15,000          405,000       5,304       68,536         85,000      1,342,000
Edward A. Dohring..............         --               --      15,000       69,000        469,000      1,627,000
Russell G. Weinstock...........     36,500        1,359,000       7,750       67,250        243,000      1,526,000
Steven L. Jensen...............         --               --      31,000       59,000        983,000      1,439,000

---------------
(1) Represents the difference between the exercise price of the options and the closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 1995.

COMPARISON OF TOTAL CUMULATIVE STOCKHOLDER RETURN

     The following graph sets forth the Company's total cumulative stockholder return as compared to the S&P 500 Index and the Russell 2000 Index for the past five fiscal years. The total stockholder return assumes $100 invested at the beginning of the period in Common Stock of the Company, the S&P 500, and the Russell 2000 Index. Total return assumes reinvestment of dividends. Historical stock price performance is not necessarily indicative of future stock price performance.


                           September   September   September   September   September   September
                             1990        1991        1992        1993        1994        1995
                           ---------   ---------   ---------   ---------   ---------   ---------
SVGI......................    100.00      126.19      0.9524      211.90      273.81      735.71
S&P 500...................    100.00      131.29      145.75      164.71      170.74      221.63
Russell 2000..............    100.00      145.08      158.05      210.46      216.08      266.57


                              CERTAIN TRANSACTIONS

TRANSACTIONS WITH PERKIN-ELMER

     In July 1992, the Company purchased all 1,990,000 shares of the common stock of SVG Lithography Systems, Inc. ("SVGL") held by Perkin-Elmer and a promissory note in the aggregate principal amount of $8,200,000 payable by SVGL to Perkin-Elmer. The purchase price for such shares and note was 10,000 shares of the Company's Series A Preferred Stock. On March 14, 1995, the Series A Preferred Stock was converted into 1,000,000 shares of the Company's Common Stock. The Series A Preferred Stock accrued cumulative quarterly dividends of 7% per annum. During fiscal 1995, the Company issued 27,692 Shares of Common Stock in satisfaction of the quarterly dividend amounts due. On March 23, 1995, the Company filed a Registration Statement on Form S-3 pursuant to which the Company sold 3,192,606 shares of Common Stock and Perkin-Elmer sold its entire holding of 1,807,394 shares of Common Stock, including 1,000,000 shares from the conversion of the Series A Preferred Stock.

AGREEMENTS WITH EXECUTIVE OFFICERS

     See also "Executive Compensation -- Executive Employment Agreements."

                             EMPLOYEE BENEFIT PLANS

STOCK OPTION PLANS

     The Company has four stock option plans that provide for the grant of options to employees and directors of the Company, the 1981 Amended Stock Option Plan, the 1982 Employee Stock Option Plan and the 1984 Stock Option Plan (collectively, the "Plans") and the 1987 Stock Option Plan, as amended (the "Option Plan"). These plans provide for the grant of "incentive stock options" qualified under Section 422 of the Code as well as nonstatutory options. Since 1981, an aggregate of 4,480,000 shares of Common Stock have been reserved for issuance under the four plans. At December 1, 1995, options to purchase an aggregate of 1,605,005 shares were outstanding under all the plans, and 556,219 shares were available for additional grants under the Option Plan.

     General. The Option Plan gives the Board, or a committee which the Board may appoint from among its members, authority to grant options to purchase Common Stock. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Code, or nonstatutory stock options, as determined by the Board or its committee.

     Purpose. The purpose of the Option Plan is to enable the company to grant to key employees and directors an opportunity to acquire Common Stock, thereby providing them with an inducement to remain in the service of the Company, contribute to the Company's success and aid in attracting other capable personnel.

     Administration of the Option Plan. The Option Plan is currently administered by the Compensation Committee of the Board of Directors (the "Committee"). Subject to the other provisions of the Option Plan, the Committee has the sole authority to determine (i) the persons to whom options to purchase shares of Common Stock shall be granted; (ii) the number of shares to be granted to each optionee; (iii) the price to be paid for the shares upon the exercise of each option; (iv) the period within which each option may be exercised, including any vesting requirements and (v) the terms and conditions of each stock option agreement to be entered into between the Company and the optionee. The Committee shall have full and complete authority to promulgate such rules and regulations as it deems necessary or desirable for administering and interpreting the Option Plan. Any determination, decision, computation or interpretation of the Option Plan by the Committee shall be conclusive as to any interested person.

     Eligibility. The Option Plan provides that options may be granted to key employees and directors, including Outside Directors. Incentive stock options may be granted only to employees.

     Outside Directors' Options. The Option Plan provides that, with respect to Outside Directors, nonstatutory options shall be automatically granted to Outside Directors on a yearly basis in order to provide an incentive to Outside Directors of the Company (the "Automatic Grant Program"). Each Outside Director will receive (i) upon becoming a director, an option to purchase 10,000 shares of Common Stock and (ii) upon the date of each anniversary of becoming a director of the Company, an option to purchase 5,000 shares of Common Stock. Options granted to Outside Directors have a term of ten years from the date of grant and are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term and only to the extent vested at the date of termination).

     Terms and Conditions of Options. Each option is evidenced by a stock option agreement between the optionee and the Company and is subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

          (a) Option Price. The price to be paid for shares of Common Stock upon the exercise of an option granted under the Option Plan is determined by the Committee at the time the option is granted but shall in no event be less than the closing price on the Nasdaq National Market for the date the option is granted (or if there was no trade on such date, then the closing price on the most recent date on which trading in the Common Stock occurred).

          (b) Period of Option. The period within which an option may be exercised is determined by the Committee at the time the option is granted but must not exceed ten years from the date the option is granted. Options granted to Outside Directors pursuant to the Automatic Grant Program expire ten years from the date of grant. No option may be exercised by any person after such expiration.

          (c) Payment for Stock. Payment for each share of Common Stock purchased under an option may be made (i) in cash; (ii) in shares of Common Stock owned by the optionee (other than Common Stock acquired by the optionee within six months preceding the payment date pursuant to any Company stock option, stock purchase or other stock incentive plan) or
     (iii) a combination of such Common Stock and cash, unless the Committee requires that payment be made in cash.

          (d) Stock Appreciation Rights. The Committee, in its discretion, may provide that any option by its terms may permit the participant, upon exercise of an option, to elect, in lieu of payment for stock, to receive payment from the Company in (i) cash equal to the excess of the value of one share over the option price times the number of shares as to which the option is exercised; (ii) the number of full shares having an aggregate value equal to the cash amount calculated under alternative (i) or (iii) any combination of cash and Common Stock having an aggregate value equal to the cash amount calculated under alternative (i).

          (e) Nontransferability of Options. An option is nontransferable by the optionee other than by will or the laws of descent and distribution, and is exercisable during the optionee's lifetime only by the optionee.

          (f) Value Limitation. The aggregate fair market value (determined as of the time the option is granted) of all shares of Common Stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

          (g) Effective Date of Grant. The date of grant of options under the Plan shall be deemed to be the date of the action by the Committee, notwithstanding that issuance of the option may be conditioned on the execution of a stock option agreement.

     Performance-Based Compensation Limitation. No employee may be granted, in any fiscal year, options to purchase more than 250,000 shares. The foregoing limitation, which will be adjusted proportionately in connection with any change in the Company's capitalization (such as a stock split), is intended to satisfy the requirements applicable to options intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code. In the event that the Board or its committee determines that such limitations are not required to qualify options as performance-based compensation, the Board or its committee may modify or eliminate such limitations.

     Adjustment Upon Changes in Capitalization. In the event of changes in the outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Committee), an appropriate adjustment will be made by the Committee in the number of shares of Common Stock reserved under the Option Plan and in the number of shares of Common Stock and the option price per share specified in any stock option agreement with respect to any unpurchased shares. The determination of the Committee as to which adjustments shall be made shall be conclusive.

     Amendment and Termination of the Option Plan. The Board may amend the Option Plan at any time, except that without the approval by vote of the holders of a majority of the Company's common shares represented and entitled to vote at a duly held meeting (i) the number of shares of Common Stock that may be made available under the Option Plan may not be increased and (ii) the class of persons eligible to be granted options under the Option Plan may not be changed.

     The Option Plan will expire in December 2000 and no options will be granted thereafter. The Board may terminate the Option Plan at any time, and no options will be granted thereafter. Expiration or termination of the Option Plan will not affect the validity of any options then outstanding.

     The material terms of each of the Plans are substantially the same as the terms of the Option Plan described above.

     The Plans may be administered by the Board of Directors or by a committee of the Board, and are currently being administered by the Compensation Committee. Key employees of the Company so designated by the Committee are eligible to be granted options under the Plans. An option may be granted to a director only by action of the Board with a majority of the Board and a majority of the directors acting in the matter being disinterested persons within the meaning of Rule 16b-3 under the Exchange Act. Under the 1981 Amended Stock Option Plan and 1982 Employee Stock Option Plan, a non-employee director may not receive an option. The exercise price for all options must be at least equal to the fair market value of the shares on the date of grant. The Plans also authorize stock appreciation rights in connection with the exercise of an option, but none have been granted.

PARTICIPATION IN THE OPTION PLAN

     As of the date of this proxy statement, there has been no determination by the Administrator of the Option Plan with respect to future awards under the Option Plan. Accordingly, future awards are not determinable. The following table sets forth information with respect to options granted under the Option Plan during the fiscal year ended September 30, 1995 to (i) the Company's Chief Executive Officer and the four other Named Executive Officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group and (iv) all employees who are not executive officers, as a group. The term of all options outstanding under the Option Plan is six to ten years from the date of grant:

                                                                     WEIGHTED        MARKET
                                                                     AVERAGE        PRICE OF
                                               SHARES SUBJECT     EXERCISE PRICE   UNDERLYING   DOLLAR VALUE
             NAME AND POSITION               TO OPTIONS GRANTED     PER SHARE      SHARES(1)    OF OPTIONS(1)
-------------------------------------------  ------------------   --------------   ----------   -------------
Papken S. Der Torossian....................        150,000           $ 26.875        $26.00       $(131,250)
  Chairman of the Board and
  Chief Executive Officer
Robert J. Richardson.......................         48,840             24.621         26.00          67,335
  Vice President, Silicon Valley Group,
  Inc. and President, Track Systems
  Division
Edward A. Dohring..........................         30,000             24.458         26.00          46,250
  Vice President, Silicon Valley Group,
  Inc. and President, SVG Lithography
  Systems, Inc.
Russell G. Weinstock.......................         30,000             24.458         26.00          46,250
  Vice President of Finance and
  Chief Financial Officer
Steven L. Jensen...........................         20,000             26.875         26.00         (17,500)
  Vice President, Worldwide Sales and
  Service
All current executive officers as a group
  (9 persons)..............................        378,840             25.482         26.00         196,085
All current nonexecutive officer directors
  as a group (4 persons)...................         30,000             27.875         26.00         (56,250)
All current nonexecutive officer employees
  as a group (355 persons).................        327,751             27.479         26.00        (484,778)

---------------
(1) Determined on the basis of the market price of the Company's Common Stock as reported by the Nasdaq National Market as of the close of trading on December 1, 1995.

PROFIT SHARING PLAN

     The Company maintains a profit sharing plan under which a cash bonus is paid quarterly to eligible employees equal to a percentage of their base salary. All domestic employees working at least 30 hours per week with three months continuous service, with the exception of employees participating in the sales commission program, are eligible to participate in the plan. Profit sharing payments totaling $3,557,000 were made during fiscal 1995.

CASH OR DEFERRED PROFIT SHARING PLAN (401(K) PLAN)

     The Company's Cash or Deferred Profit Sharing Plan is intended to be a qualified retirement plan under Section 401(k) of the Code. Under this plan, a participating employee may contribute up to 17% of such employee's compensation, but not exceeding the amount allowed for employee deferrals under applicable tax laws ($9,240 in calendar 1995), and the Company may contribute an additional amount for the employee's account. All domestic employees of the Company are eligible to participate in the plan. The Company's contributions on behalf of employees who have been employed with the Company for at least five years are fully vested. If an employee has been employed less than five years, 20% of the Company contribution times the number of years of service to the Company vests immediately and the balance vests in equal annual increments until the fifth anniversary of employment (based on continued service to the Company). If a participant's employment is terminated prior to one year of service, the entire Company contribution is forfeited.

LIFE INSURANCE PLAN

     The company pays the premiums on a group term life insurance policy for all regular full-time employees who have worked for the Company for 90 days. The amount of coverage under this plan is equal to one times annual salary. The first $50,000 of coverage for executive officers is provided in the same manner as for other employees of the Company. Additional coverage for officers up to approximately three times annual salary is provided through individual split dollar policies on which the Company pays the premiums. A substantial portion of the cost of the premiums paid each year are offset by increases in the cash value of the policy. In the event that the policy is not surrendered for cash value, but rather death benefits are paid, the Company also recovers an amount sufficient to offset the amount of premiums previously paid under the policy.

STOCK PURCHASE PLAN

     See "Proposal Three: Approval of Adoption of 1996 Employee Stock Purchase Plan" for a description of the Old Purchase Plan and the 1996 Purchase Plan.

                    STOCKHOLDER PROPOSALS TO BE PRESENTED AT
                            THE NEXT ANNUAL MEETING

     Proposals of stockholders intended to be presented at the next Annual Meeting of Stockholders of the Company (i) must be received by the Company at 101 Metro Drive, San Jose, California 95110 no later than September 19, 1996 and
(ii) must satisfy the conditions established by the Securities and Exchange Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

                              INDEPENDENT AUDITORS

     The Board has selected Deloitte & Touche LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending September 30, 1996. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. Such representatives are also expected to be available to respond to any questions.

                                 OTHER BUSINESS

     At this time management knows of no other matters that may be brought before the meeting. However, if any other matters are properly brought before the meeting, the proxy holders named in the accompanying proxy intend to vote the proxies on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors

January 17, 1996

                                     [LOGO]

(LOGO)printed on recycled paper

                                                                     APPENDIX A


                           SILICON VALLEY GROUP, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2.  Definitions.

          (a) "Board" shall mean the Board of Directors of the Company.

          (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

          (c) "Common Stock" shall mean the Common Stock of the Company.

          (d) "Company" shall mean Silicon Valley Group, Inc. and any Designated Subsidiary.

          (e) "Compensation" shall mean all cash compensation, including, but not limited to, salaries, incentive bonuses and commissions.

          (f) "Designated Subsidiaries" shall mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

          (g) "Employee" shall mean any individual who is an Employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

          (h) "Enrollment Date" shall mean the first day of each Offering
     Period.

          (i) "Exercise Date" shall mean the last day of each Offering Period.

          (j) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

             (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable, or;

             (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

             (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k) "Offering Period" shall mean a period of approximately twelve (12) months, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following September 30, or commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following March 31, during which an option granted pursuant to the Plan may be exercised. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

          (l) "Plan" shall mean this Employee Stock Purchase Plan.

          (m) "Purchase Price" shall mean an amount equal to eighty-five percent (85%) of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

          (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

          (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

          (p) "Trading Day" shall mean a day on which national stock exchanges and the Nasdaq System are open for trading.

     3.  Eligibility.

          (a) Any Employee (as defined in Section 2(g)), who has been employed by the Company for at least thirty (30) days on a given Enrollment Date shall be eligible to participate in the Plan.

          (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the
     Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans of the Company and its subsidiaries accrues at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

     4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after April 1 and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with
Section 19 hereof. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

     5.  Participation.

          (a) An eligible Employee may become a participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company prior to the applicable Enrollment Date.

          (b) Payroll deductions for a participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

     6.  Payroll Deductions.

          (a) At the time a participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding ten percent (10%) of the Compensation which he or she receives on each pay day during the Offering Period. If a participant is enrolled in multiple offering periods under this and/or any of the Company's employee stock purchase plans, his or her deductions under such offering periods shall be counted against the ten percent (10%) limit set forth in this Section 6(a) so that no more than ten percent (10%) of Compensation in the aggregate shall be deducted under all such offering periods.

          (b) All payroll deductions made for a participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A participant may not make any additional payments into such account.

          (c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company's receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. A participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

          (d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(b) hereof, a participant's payroll deductions may be decreased to zero percent (0%) at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan (or another employee stock purchase plan of the Company) in a prior offering period which ended during that calendar year plus all payroll deductions accumulated with respect to the current offering period or periods equal $21,250. Payroll deductions shall recommence at the rate provided in such participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

          (e) At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the participant's compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

     7. Grant of Option. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase during each Offering Period more than a number of Shares determined by dividing $25,000 by the Fair Market Value of a share of the Company's Common Stock on the Enrollment Date, and provided further that such purchase shall be subject to the limitations set forth in Sections 3(b), 6(a) and 12 hereof. Exercise of the option shall occur as provided in
Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. The Option shall expire on the last day of the Offering Period.

     8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to option shall be purchased for such participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a participant's account which are not sufficient to purchase a full share shall be retained in the participant's account for the subsequent Offering Period, subject to earlier withdrawal by the participant as provided in
Section 10 hereof. Any other monies left over in a participant's account after the Exercise Date shall be returned to the participant. During a participant's lifetime, a participant's option to purchase shares hereunder is exercisable only by him or her.

     9. Delivery. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participant, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

     10.  Withdrawal; Termination of Employment.

          (a) A participant may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the participant's payroll deductions credited to his or her account shall be paid to such participant promptly after receipt of notice of withdrawal and such participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the participant delivers to the Company a new subscription agreement.

          (b) Upon a participant's ceasing to be an Employee (as defined in Section 2(g) hereof) for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such participant's account during the Offering Period but not yet used to exercise the option shall be returned to such participant or, in the case of his or her death, to the person or persons entitled thereto under
     Section 14 hereof, and such participant's option shall be automatically terminated. The preceding sentence notwithstanding, a participant who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the participant's customary number of hours per week of employment during the period in which the participant is subject to such payment in lieu of notice.

          (c) A participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the participant withdraws.

     11. Interest. No interest shall accrue on the payroll deductions of a participant in the Plan.

     12.  Stock.

          (a) The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be one million (1,000,000) shares, subject to adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

          (b) The participant shall have no interest or voting right in shares covered by his option until such option has been exercised.

          (c) Shares to be delivered to a participant under the Plan shall be registered in the name of the participant or in the name of the participant and his or her spouse.

     13.  Administration.

          (a) Administrative Body. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board.The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

          (b) Rule 16b-3 Limitations. Notwithstanding the provisions of Subsection (a) of this Section 13, in the event that Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provision ("Rule 16b-3") provides specific requirements for the administrators of plans of this type, the Plan shall be administered only by such a body and in such a manner as shall comply with the applicable requirements of Rule 16b-3. Unless permitted by Rule 16b-3, no discretion concerning decisions regarding the Plan shall be afforded to any committee or person that is not "disinterested" as that term is used in Rule 16b-3.

     14.  Designation of Beneficiary.

          (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death prior to exercise of the option. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

          (b) Such designation of beneficiary may be changed by the participant at any time by written notice. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

     15. Transferability. Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts shall be maintained for each participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization, Liquidation, Dissolution, Merger or Asset Sale.

          (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

          (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board.

          (c) Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the Offering Period then in progress shall be shortened by setting a new Exercise Date (the "New Exercise Date") immediately prior to the consummation of such transaction.If the Offering Period then in progress is shortened in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least five (5) business days prior to the New Exercise Date, that the Exercise Date for his option has been changed to the New Exercise Date and that his option shall be exercised automatically on the New Exercise Date, unless prior to such date he has withdrawn from the Offering Period as provided in Section 10 hereof.

     19.  Amendment or Termination.

          (a) The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 hereof, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participant. To the extent necessary to comply with Rule 16b-3 or under
     Section 423 of the Code (or any successor rule or provision or any other applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

          (b) Without stockholder consent and without regard to whether any participant rights may be considered to have been "adversely affected," the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion advisable which are consistent with the Plan.

     20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

     22. Term of Plan. The Plan shall become effective upon April 1, 1996, subject to approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19 hereof.

                                   EXHIBIT A

                           SILICON VALLEY GROUP, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                             SUBSCRIPTION AGREEMENT

_________ Original Application            Enrollment Date: _______________

_________ Change in Payroll Deduction Rate

_________ Change of Beneficiary(ies)

1.     ____________________________________________________ hereby elects to participate in the Silicon Valley Group, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") and subscribes to purchase shares of the Company's Common Stock in accordance with this Subscription Agreement and the Employee Stock Purchase Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of _________% of my Compensation on each payday (not to exceed 10%, including amounts deferred under other employee stock purchase plans of the Company) during the Offering Period in accordance with the Employee Stock Purchase Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Employee Stock Purchase Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I understand that the Internal Revenue Code limits the amount that may be purchased under all employee stock purchase plans of the Company to a maximum of $25,000 worth of Company stock, based on the fair market value of the stock on the first day of the Offering Period, per calendar year.

5. I have received a copy of the complete Employee Stock Purchase Plan. I understand that my participation in the Employee Stock Purchase Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Employee Stock Purchase Plan.

6. Shares purchased for me under the Employee Stock Purchase Plan should be issued in the name(s) of (Employee or Employee and Spouse only):
       ___________________________________________________________.

7. I understand that if I dispose of any shares received by me pursuant to the Plan within 2 years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the fair market value of the shares at the time such shares were purchased by me over the price which I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of
       (1) the excess of the fair market value of the shares at the time of such disposition over the purchase price which I paid for the shares, or (2) 15% of the fair market value of the shares on the first day of the

       Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

8. I hereby agree to be bound by the terms of the Employee Stock Purchase Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Employee Stock Purchase Plan.

9. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Employee Stock Purchase Plan:

NAME: (Please print) _________________________________________________________
                           (First)        (Middle)        (Last)


-------------------------------      --------------------------------------------------------
Relationship
                                     --------------------------------------------------------
                                     (Address)
Employee's Social
Security Number:
                                     --------------------------------------------------------

Employee's Address:
                                     --------------------------------------------------------

                                     --------------------------------------------------------

                                     --------------------------------------------------------

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
      ------------------------       --------------------------------------------------------
                                     Signature of Employee


                                     --------------------------------------------------------
                                     Spouse's Signature (If beneficiary other than spouse)

                                   EXHIBIT B

                           SILICON VALLEY GROUP, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                              NOTICE OF WITHDRAWAL

     The undersigned participant in the Offering Period of the Silicon Valley Group, Inc. 1996 Employee Stock Purchase Plan which began on _______________ 19___ (the "Enrollment Date") hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

                                            Name and Address of Participant:

                                            ------------------------------------

                                            ------------------------------------

                                            ------------------------------------


                                            Signature:

                                            ------------------------------------


                                            Date:
                                                 -------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                            SILICON VALLEY GROUP, INC.

                  PROXY FOR 1996 ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 22, 1996
P
     The undersigned stockholder of Silicon Valley Group, Inc. (the "Company") hereby revokes all previous proxies and appoints Papken S. Der Torossian
R and Russell G. Weinstock or either of them, with full power of substitution, Proxies and Attorneys-in-Fact, on behalf and in the name of the undersigned, to vote and otherwise represent all of the shares
O registered in the name of the undersigned at the 1996 Annual Meeting of Stockholders of the Company to be held on February 22, 1996, at 3:00 p.m. at the Company's principal executive offices located at 101 Metro Drive,
X San Jose, California, or any adjournment thereof, with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner:
Y


----------------------------------
COMMENTS/ADDRESS CHANGE:

                                   (Continued and to be signed on reverse side)


                       FOLD AND DETACH HERE

-----------------
    COMMON



1. Election of Directors:

FOR                     WITHHOLD
all nominees            authority to
listed below            vote for all
(except as              nominees
indicated).             listed below.

   If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

       Papken S. Der Torossian, William A. Hightower, William L. Martin, Larry W. Sonsini, Nam P. Suh

2. Proposal to approve an amendment to the Company's Certificate of Incorporation authorizing an increase of authorized stock from 40,000,000 to 100,000,000.

FOR                     AGAINST                 WITHHOLD


3. Proposal to approve the adoption of the Company's 1996 Employee Stock Purchase Plan and to reserve 1,000,000 shares for issuance thereunder.

FOR                     AGAINST                 WITHHOLD

In their discretion, the Proxies are entitled to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE ABOVE PERSONS AND PROPOSALS, AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.

I plan to attend the meeting:

                      DATED:                          199


                                  (Signature)


                                  (Signature)

(This proxy should be marked, dated, and signed by each stockholder exactly as such stockholder's name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. If shares are held by joint tenants or as community property, both holders should sign.)

TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE.

                              FOLD AND DETACH HERE

                     YOUR VOTE IS IMPORTANT TO THE COMPANY

                      PLEASE SIGN AND RETURN YOUR PROXY BY
                    TEARING OFF THE TOP PORTION OF THE SHEET
             AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE